                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary proxy statement.

[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X]  Definitive proxy statement.

[_]  Definitive additional materials.

[_]  Soliciting material under Rule 14a-12.


                            VINTAGE PETROLEUM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------


     (5) Total fee paid:

         ---------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid: _____________________________________________

     (2) Form, Schedule or Registration Statement No.: _______________________

     (3) Filing Party: _______________________________________________________

     (4) Date Filed: _________________________________________________________

                [LOGO]      VINTAGE PETROLEUM, INC.
                            110 West Seventh Street
                            Tulsa, Oklahoma  74119

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 9, 2000

To the Stockholders of
 VINTAGE PETROLEUM, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vintage Petroleum, Inc., a Delaware corporation (the "Company"), will be held in the Tulsa Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, on Tuesday, May 9, 2000, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to Class I for three-year terms;

     2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.005 par value per share, from 80,000,000 to 160,000,000;

     3. To consider and act upon a proposal to approve an amendment to the Vintage Petroleum, Inc. 1990 Stock Plan as described in the accompanying proxy statement;

     4. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of the Company for 2000; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 23, 2000, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

                                         By Order of the Board of Directors,



                                         William C. Barnes
                                         Secretary

Tulsa, Oklahoma
March 30, 2000

          IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

     [LOGO]                 VINTAGE PETROLEUM, INC.
                            110 West Seventh Street
                             Tulsa, Oklahoma 74119

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 9, 2000

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vintage Petroleum, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 9, 2000, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about March 30, 2000, to stockholders of record on March 23, 2000.

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below, (b) the approval of the amendment to the Company's Restated Certificate of Incorporation, (c) the approval of the amendment to the Vintage Petroleum, Inc. 1990 Stock Plan, and
(d) the ratification of the appointment of the independent auditor. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                         STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on March 23, 2000 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 62,421,866 shares of Common Stock, par value $.005 per share (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors, the approval of the amendment to the Company's 1990 Stock Plan or the ratification of the appointment of the independent auditor. With regard to the approval of the amendment to the Company's Restated Certificate of Incorporation, a broker non-vote will have the effect of a negative vote.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation (the "Charter") of the Company provides that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at six. The Board of Directors is divided into three approximately equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class I directors, consisting of John T. McNabb, II and William C. Barnes, will expire at the Annual Meeting, and the accompanying proxy solicits your vote for two Class I directors. The terms of the Class II directors and the Class III directors will expire at the annual meeting of stockholders to be held in 2001 and 2002, respectively. In October 1999, Jo Bob Hille, a co-founder of the Company, and at that time a director and Vice Chairman of the Board of Directors of the Company, retired from the Company. William L. Abernathy was appointed by the Board of Directors to fill the vacancy on the Board of Directors created by Mr. Hille's retirement. The Company is grateful and appreciative of Mr. Hille's many years of dedicated service to the Company and for his counsel and business advice over the years.

     The Board of Directors has nominated John T. McNabb, II and
William C. Barnes, for re-election as directors, each to hold office until the annual meeting of stockholders in 2003 and until his successor is duly elected and qualified, or until the earlier of his death, resignation or retirement. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. McNabb and Barnes. Should any of the nominees become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person as the Board of Directors may recommend. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.

Nominees for Directors

                                    Class I
                            (Term Expires May 2003)

     John T. McNabb, II, age 55. Mr. McNabb has been a Director of the Company since October 1990. He has been Chairman of the Board of Directors of Growth Capital Partners, Inc., an investment and advisory firm in Houston, Texas serving privately held and public middle market companies based in the Southwest, since March 1992. From June 1990 to January 1992, he was a Managing Director of Bankers Trust Company, managing commercial banking, investment banking and financial advisory activities in the Southwest for Bankers Trust Company, and a director of BT Southwest, Inc., an affiliate of Bankers Trust New York Corporation. From September 1984 to June 1990, Mr. McNabb was employed by investment affiliates of The Prudential Insurance Company of America where he provided a wide range of investment banking services and corporate finance expertise to corporate clients. He holds undergraduate and graduate (M.B.A.) degrees from Duke University.

     William C. Barnes, age 45. Mr. Barnes, a certified public accountant, has been a Director, Treasurer and Secretary of the Company since April 1987, an Executive Vice President of the Company since March 1994 and Chief Financial Officer of the Company since May 1990. He was also a Senior Vice President of the Company from May 1990 to March 1994 and Vice President - Finance of the Company from January 1984 to May 1990. From November 1982 to December 1983,
Mr. Barnes was an audit manager for Arthur Andersen & Co., an independent public accounting firm, where he dealt primarily with clients in the oil and gas industry. He was Assistant Controller - Finance of Santa Fe-Andover Oil Company (formerly Andover Oil Company), an independent oil and gas company ("Andover"), from December 1980 to November 1982. From June 1976 to December 1980, he was an auditor with Arthur Andersen & Co., where he dealt primarily with clients in the oil and gas industry. Mr. Barnes has a B.S. Degree in Business Administration from Oklahoma State University.

Directors Continuing in Office

                                    Class II
                            (Term Expires May 2001)

     Bryan H. Lawrence, age 57. Mr. Lawrence has been a Director of the Company since January 1987. He is a founder and has been a senior manager of Yorktown Partners LLC, which manages certain investment partnerships, since September 1997. Mr. Lawrence had been employed by Dillon Read & Co. Inc., an investment banking firm ("Dillon Read"), since 1966, serving most recently as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a Director of D & K Wholesale Drug, Inc., Hallador Petroleum Company and TransMontaigne Oil Company (each a United States public company), Benson Petroleum Ltd. and Cavell Energy Corp. (each a Canadian public company) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests including Meenan Oil Co., Inc., PetroSantander Inc., Strega Energy, Inc., Savoy Energy, L.P., Concho Resources Inc, Ricks Exploration, Inc., Athanor Resources, Inc. and Carbon Energy Corporation. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

     William L. Abernathy, age 48. Mr. Abernathy has been a Director since October 1999, and an Executive Vice President and Chief Operating Officer of the Company since December 1997. He was Senior Vice President - Acquisitions of the Company from March 1994 to December 1997, Vice President - Acquisitions of the Company from May 1990 to March 1994 and Manager - Acquisitions of the Company from June 1987 to May 1990. From June 1976 to June 1987, Mr. Abernathy was employed by Exxon Company USA, where he served at various times as Senior Staff Engineer, Senior Supervising Engineer and in other engineering capacities, with assignments in drilling, production and reservoir engineering in the Gulf Coast and offshore. He has B.S. and M.S. Degrees in Mechanical Engineering from Auburn University.

                                   Class III
                            (Term Expires May 2002)

     Charles C. Stephenson, Jr., age 63. Mr. Stephenson, a co-founder of the Company, has been a Director since June 1983 and Chairman of the Board of Directors of the Company since April 1987. He was also Chief Executive Officer of the Company from April 1987 to March 1994 and President of the Company from June 1983 to May 1990. From October 1974 to March 1983, he was President of Andover, and from January 1973 to October 1974, he was Vice President of Andover. Mr. Stephenson also serves as a Director of AAON, Inc. Mr. Stephenson has a B.S. Degree in Petroleum Engineering from the University of Oklahoma, and has approximately 40 years of oil and gas experience.

     S. Craig George, age 47. Mr. George has been a Director since October 1991, President of the Company since September 1995 and Chief Executive Officer of the Company since December 1997. He was also Chief Operating Officer of the Company from March 1994 to December 1997, an Executive Vice President of the Company from March 1994 to September 1995 and a Senior Vice President of the Company from October 1991 to March 1994. From April 1991 to October 1991, Mr. George was Vice President of Operations and International with Santa Fe Minerals, Inc., an independent oil and gas company ("Santa Fe Minerals"). From May 1981 to March 1991, he served in various other management and executive capacities with Santa Fe Minerals and its subsidiary, Andover. From December 1974 to April 1981,
Mr. George held various management and engineering positions with Amoco Production Company. He has a B.S. Degree in Mechanical Engineering from the University of Missouri-Rolla.

Compensation of Directors

     Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors receive an annual retainer of $25,000. Non-employee directors also automatically receive non-qualified stock options under the Vintage Petroleum, Inc. Non-Management Director Stock Option Plan (the "Director Plan"). Under the Director Plan, an initial option to purchase up to 5,000 shares of Common Stock is granted to any new non-employee director on the date of the organizational board meeting (the board meeting immediately following the annual stockholders meeting) at which he or she first serves as a member of the Board of Directors. Each non-employee director also receives annually an option to purchase 1,000 shares of Common Stock on the date of the organizational board meeting next following the date on which such director received an initial option and on the date of each succeeding organizational board meeting during the period of such director's incumbency. The option exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. A total of 60,000 shares of Common Stock are available for issuance under the Director Plan. As of March 1, 2000, there were 20,000 shares available for future grants of options under the Director Plan. During fiscal 1999, Messrs. Lawrence and McNabb were each granted an option to purchase 1,000 shares of Common Stock at an exercise price of $11.44 per share. No options have been exercised under the Director Plan. Non-employee directors are also eligible to receive awards under the Company's 1990 Stock Plan. During fiscal 1999,
Messrs. Lawrence and McNabb were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $11.44 per share under the Company's 1990 Stock Plan. All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

Meetings and Committees of the Board of Directors

     During 1999, the Board of Directors held four meetings. All of the directors were present at each meeting, except for Mr. McNabb who was unable to attend one of these meetings. In addition, the Board of Directors took action seven times during 1999 by unanimous written consent. The Board of Directors has a standing Audit Committee and a standing Compensation Committee.

     The Audit Committee is composed of Messrs. Lawrence and McNabb. The Audit Committee annually considers the qualifications of the independent auditor of the Company and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and principal stockholders, (b) the plans for and results of audits of the Company, and (c) the results of any internal audits, compliance with any of the Company's written policies and procedures and the adequacy of the Company's system of internal accounting controls. The Audit Committee met twice during 1999. All of the members of the Audit Committee were present at each meeting.

     The Compensation Committee is composed of Messrs. Stephenson, Lawrence and McNabb. The Compensation Committee reviews the compensation of officers of the Company and makes recommendations to the Board of Directors regarding such compensation and reviews the Company's executive compensation policies and practices. The Compensation Committee also administers generally the Company's 1990 Stock Plan, except that the Board of Directors administers such Plan with respect to certain matters pertaining to officers of the Company. The Compensation Committee met once during 1999. All of the members of the Compensation Committee were present at such meeting. In addition, the Compensation Committee took action once during 1999 by unanimous written consent.

     The Company does not have a standing Nominating Committee. The Company's Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company's By-laws provide that the annual meeting of stockholders to be held each year will be on the second Tuesday in May.

                                  PROPOSAL TWO

                            APPROVAL OF AMENDMENT TO
                    RESTATED CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The authorized capital stock of the Company presently consists of 80,000,000 shares of Common Stock, $.005 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share. The number of shares of Common Stock outstanding as of February 29, 2000, was 62,411,866. Allowing for the number of shares of Common Stock outstanding or reserved for future issuance, only 11,513,388 authorized shares of Common Stock remain freely available for issuance.

     The Board of Directors has determined that the number of unreserved shares of Common Stock presently available for issuance is not sufficient to provide for future contingencies and needs of the Company, such as possible future financings, stock splits, business acquisitions, business combinations, stock distributions, or other corporate purposes. The Company explores potential acquisitions on a regular basis and may issue shares of Common Stock in connection therewith. While the currently authorized shares of Common Stock are sufficient to provide for the Company's immediate needs, an increase in such authorized shares available for issuance would give the Company greater flexibility to respond to future developments and allow Common Stock to be issued without the expense and delay of a special meeting of stockholders. As of the date on which this Proxy Statement is being mailed, there are no definite proposals in place with respect to any material transaction involving the issuance of Common Stock. If there are any potential business combination transactions which require stockholder approval, such approval will be sought at the appropriate time.

     The Board of Directors has adopted a resolution setting forth a proposed amendment ("Proposed Amendment") to paragraph (a) of Article FIFTH of the Company's Restated Certificate of Incorporation, as amended, that would increase the number of authorized shares of Common Stock to 160,000,000. The resolution adopted by the Board of Directors which will be presented for approval by the stockholders at the Annual Meeting is set forth below:

          RESOLVED, that, subject to the approval of the stockholders of the Company, the Restated Certificate of Incorporation, as amended, of the Company be, and the same hereby is, amended by changing paragraph (a) of Article FIFTH so that, as amended, said paragraph (a) of Article FIFTH shall be and read in its entirety as follows:

               "FIFTH. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred sixty-five million (165,000,000) shares consisting of one hundred sixty million (160,000,000) shares of Common Stock, having a par value of One-Half Cent ($.005) per share, and five million (5,000,000) shares of Preferred Stock, having a par value of One Cent ($.01) per share."

     The Board of Directors believes that the Proposed Amendment will provide several long-term advantages to the Company and its stockholders. The passage of the Proposed Amendment would enable the Company to declare a stock split and to pursue acquisitions or enter into transactions which the Board of Directors believes provide the potential for growth and profit. If additional authorized shares are available, transactions dependent upon the issuance of additional shares will be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization to provide the shares necessary to consummate such transactions. The ability to issue shares, as the Board of Directors determines from time to time to be in the Company's best interests, will also permit the Company to avoid the extra expenses which would be incurred in holding special meetings of stockholders solely to approve an increase in the number of shares which the Company has the authority to issue.

     The additional authorized shares of Common Stock could also be used for such purposes as raising additional capital for the operations of the Company. As of the date on which this Proxy Statement is being mailed, there are no definite plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized. Such shares would be available for issuance without further action by the stockholders, unless required by the Company's Restated Certificate of Incorporation or By-laws, by the rules of any stock exchange on which the Common Stock may be listed or by applicable law. Without an increase in authorized shares of Common Stock, the Company may have to rely on debt, seek alternative financing means, or forgo the investment opportunity altogether.

     In addition, the availability of authorized but unissued shares of Common Stock could, under certain circumstances, have an anti-takeover effect. Although the Board of Directors has no present intention of doing so, the issuance of new shares of Common Stock could be used to dilute certain rights of a person seeking to obtain control of the Company should the Board of Directors consider the action of such person not to be in the best interest of the stockholders of the Company. The Company is not aware of any pending or proposed effort to obtain control of the Company or to change the Company's management.

     In the event additional shares of Common Stock are issued by the Company, existing holders of shares of Common Stock would have no preemptive rights under the Company's Restated Certificate of Incorporation or otherwise to purchase any of such shares. It is possible that shares of Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

Vote Required and Effective Date

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Proposed Amendment. If approved by the stockholders, the Proposed Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Restated Certificate of Incorporation, as amended, which will occur as soon as reasonably practicable. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of Common Stock.

     The Board of Directors recommends a vote "FOR" approval of the Proposed Amendment.

                                 PROPOSAL THREE

                       APPROVAL OF AMENDMENT NUMBER 6 TO
                          THE VINTAGE PETROLEUM, INC.
                                1990 STOCK PLAN

General and Description of Proposed Amendment

     Stockholder action at the Annual Meeting will be requested with respect to the approval of Amendment Number 6 (the "Amendment") to the Vintage Petroleum, Inc. 1990 Stock Plan, as amended (the "1990 Plan"). The purpose of the Amendment is to change the maximum or total number of shares of Common Stock available for issuance from time to time pursuant to awards granted under the 1990 Plan and the method of determining same, which will have the effect of increasing such number of shares available for issuance from time to time pursuant to awards granted under the 1990 Plan. Currently, the maximum or total number of shares of Common Stock available for issuance pursuant to awards granted under the 1990 Plan is 6,000,000. As of February 29, 2000, there were 445,000 shares of the original 6,000,000 shares of Common Stock available for future grants of awards under the 1990 Plan and there were stock options for a total of 4,546,142 shares outstanding under the 1990 Plan. The total number of shares of Common Stock currently subject to outstanding stock options and reserved for future grants of awards under the 1990 Plan represents approximately 8.0 percent of the Company's total outstanding shares of Common Stock on February 29, 2000. Options for a total of 1,008,858 shares have been exercised under the 1990 Plan since its inception.

     While the Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. The Board of Directors took the potential dilutive effect into account when determining the number of shares of Common Stock that may be subject to outstanding awards at any one time under the Amendment. The Amendment provides that the number of shares of Common Stock that may be subject to outstanding awards from time to time under the 1990 Plan is equal to 10 percent of the total number of outstanding shares of Common Stock minus the total number of shares of Common Stock subject to outstanding awards under any other stock-based plan for employees or directors of the Company. This means that each time the Company issues shares of Common Stock, including upon the exercise of a stock option granted under the 1990 Plan, the number of shares of Common Stock that may be subject to outstanding awards under the 1990 Plan will increase. All shares of Common Stock issuable within 60 days upon conversion or exchange of outstanding convertible or exchangeable securities of the Company that generally are publicly traded are treated as outstanding for purposes of computing the number of outstanding shares of Common Stock. (The Company does not presently have outstanding any such convertible or exchangeable securities.) The Director Plan is currently the only other stock-based plan of the Company. As of February 29, 2000, there were stock options for a total of 40,000 shares outstanding under the Director Plan (will be 42,000 shares as of the date of the Annual Meeting). As of February 29, 2000, there were issued and outstanding 62,411,866 shares of Common Stock.

     If the Amendment is approved by the stockholders of the Company at the Annual Meeting, then as of the date of the Annual Meeting and based on the number of issued and outstanding shares of Common Stock as of February 29, 2000, the number of shares available for future grants of awards under the 1990 Plan will increase from the 445,000 shares available prior to the Amendment to 1,653,044 shares of Common Stock and the number of shares that the Company may have subject to outstanding awards under the 1990 Plan will be 6,199,186 (assuming, as the case may be, no exercise of currently outstanding options of the Company, no other issuances of Common Stock by the Company and no additional grants of awards under the 1990 Plan). The Amendment provides that when computing the total number of shares of Common Stock subject to outstanding awards at any one time under the 1990 Plan, one counts the number of shares subject to outstanding options, stock appreciation rights and restricted stock awards (to the extent that the shares subject to such restricted stock awards are subject to a risk of forfeiture). However, one does not count the number of shares that have been issued upon prior exercise of options, the number of shares that were subject to previously settled stock appreciation rights and the number of shares issued under restricted stock awards for which the risk of forfeiture has lapsed. In addition, the Amendment provides that the maximum number of shares of Common Stock that may be delivered through incentive stock options under the 1990 Plan is 6,241,186.

     The Amendment provides, as is the case under the current terms of the 1990 Plan, that if any shares subject to an award are not issued or transferred, or cease to be issuable or transferable for any reason, such as forfeiture, termination, expiration or settlement in cash in lieu of shares, then the shares subject to the award no longer count against the number of available shares and are again available for issue, transfer or exercise pursuant to awards under the 1990 Plan. If the Company reduces the number of outstanding shares of Common Stock through repurchases, redemptions or otherwise, the Amendment provides that no such reduction will impair the validity of any outstanding award or impair the status of any shares previously issued pursuant to an award or thereafter issued pursuant to a then-outstanding award.

     The Amendment will also change the term of the 1990 Plan. Currently, unless earlier terminated by the Board of Directors, the 1990 Plan will terminate when no shares remain reserved and available for issuance, and the Company has no further obligation with respect to any award granted under the 1990 Plan. The Amendment provides that, unless earlier terminated by the Board of Directors, the 1990 Plan will terminate on May 8, 2010. Any awards outstanding at the time of such termination will remain in force in accordance with the terms of the awards and the 1990 Plan.

     A copy of the Amendment is attached hereto as Exhibit A. A copy of the 1990 Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company, 110 West Seventh Street, Tulsa, Oklahoma 74119. The Amendment, which was approved by the Board of Directors on March 17, 2000, will not take effect unless approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The purpose of the 1990 Plan is to strengthen the ability of the Company to attract and retain well-qualified executive, managerial and professional personnel and to encourage stock ownership by such personnel in order to increase their proprietary interest in the Company's success. The Company's challenge in the current employment market is to ensure that such personnel, who, along with the Company's other employees, are the Company's most significant asset, are appropriately recognized, rewarded, and encouraged to stay with the Company, help it grow, and, by doing so, continue to add stockholder value. In that regard, the Company relies heavily upon stock options to compensate its executive, managerial and professional personnel and to retain and motivate such personnel and desires to continue that practice because it believes that stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

Summary of the 1990 Plan

     General. On June 1, 1990, the Board of Directors adopted, and the stockholders of the Company approved, the 1990 Stock Plan. Since then, the Board of Directors and the stockholders of the Company have approved amendments to the 1990 Plan which increased the total number of shares of Common Stock available for issuance pursuant to awards granted under the 1990 Plan to the current 6,000,000 shares. The 1990 Plan permits the granting of awards to (a) key employees, including officers and directors who are employees, of the Company or its subsidiaries and
(b) non-employee directors of the Company.

     The 1990 Plan contains no limitation on the number of shares that may be awarded to any participant. The stock issuable under the 1990 Plan may be authorized and unissued shares or treasury shares. This will also be the case under the Amendment. If any shares subject to any award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards will again be available for issuance under the 1990 Plan. The Amendment contains similar provisions.

     Except as discussed below, the 1990 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The members of the Committee are also currently eligible for awards under the 1990 Plan. However, Mr. Stephenson, Chairman of the Company and a current member of the Committee, is not eligible for awards under the 1990 Plan. The Committee is authorized to determine plan participants, the types and amount of awards to be granted and the terms, conditions and provisions of awards, prescribe forms of award agreements, interpret the 1990 Plan, establish, amend and rescind rules and regulations relating to the 1990 Plan and make all other determinations which may be necessary or advisable for the administration of the 1990 Plan. Any and all powers, authorizations and discretions granted by the 1990 Plan to the Committee are likewise exercisable at any time by the Board of Directors. The Board of Directors currently administers the 1990 Plan with respect to officers of the Company. Although a determination has not been made as to the number of employees currently eligible for consideration as participants in the 1990 Plan, there are 77 employees and two non-employee directors who currently hold awards under the 1990 Plan.

     Summary of Awards. The 1990 Plan permits the granting of any or all of the following types of awards: (a) stock options, (b) stock appreciation rights ("SARs"), and (c) restricted stock. Generally, awards under the 1990 Plan are granted for no consideration other than prior and future services. Awards granted under the 1990 Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for any other award under the 1990 Plan or other plan of the Company. Such grants could include grants of options after a decline in the market price of the Company's Common Stock in substitution for previously granted options having a higher exercise price. The Company, however, has never "repriced" options previously granted.

     Stock options granted pursuant to the 1990 Plan may, at the discretion of the Committee, be either incentive stock options ("ISOs") (which may be granted only to employees), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant (or 110 percent of such fair market value in the case of ISOs granted to employees who possess more than 10 percent of the combined voting power of all classes of stock of the Company (a "10 percent employee")). In the case of non-qualified stock options, the exercise price shall be as determined by the Committee in its sole discretion, except that it shall not be less than 85 percent of the fair market value of the Common Stock on the date of grant. The Company, however, has never granted any options under the 1990 Plan with an exercise price below the fair market value of the Common Stock on the date of grant. Options granted pursuant to the 1990 Plan are exercisable in whole or in part at such time or times as determined by the Committee, except that ISOs may not be exercised after the expiration of 10 years from the date granted (five years in the case of a 10 percent employee). Generally, options may be exercised by the payment of cash, promissory notes, stock or a combination thereof.

     Any SARs granted under the 1990 Plan will give the holder the right to receive cash or stock in an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the grant price. The grant price of an SAR is determined by the Committee but may not be less than the fair market value of a share of Common Stock on the date of grant.

Methods of exercise and settlement and other terms of SARs are determined by the Committee. The Company has never granted any SARs under the 1990 Plan.

     The Committee may award restricted stock, generally consisting of shares which may not be disposed of by participants until certain restrictions established by the Committee lapse. Such restrictions may lapse in whole or in installments as the Committee determines. A participant receiving restricted stock will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Committee otherwise determines. Upon termination of employment during the restriction period, restricted stock will be forfeited, subject to such exceptions, if any, as are authorized by the Committee. The Company has never awarded any restricted stock under the 1990 Plan.

     Awards are not transferable other than by will or the laws of descent and distribution. In the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change or any distributions to Common Stock holders, the Committee may make such substitution or adjustment in the aggregate number or kind of shares which may be distributed under the 1990 Plan and in the number, kind and exercise, grant or purchase price of shares subject to the outstanding awards granted under the 1990 Plan, or make provisions for a cash payment relating to any award, as it deems to be appropriate in order to maintain the purpose of the original grant.

     Amendment to and Termination of the 1990 Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the 1990 Plan without the consent of stockholders or participants, except that stockholder approval of such action will be sought if such approval is required by any federal or state law or regulation, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is advisable. Unless earlier terminated by the Board of Directors, the 1990 Plan will currently terminate when no shares remain reserved and available for issuance, and the Company has no further obligation with respect to any award granted under the 1990 Plan. As discussed above, if the Amendment is approved by stockholders, unless earlier terminated by the Board of Directors, the 1990 Plan will terminate on May 8, 2010.

     Change of Control. In the event of a Change of Control of the Company, all outstanding awards under the 1990 Plan, regardless of any limitations or restrictions, become fully exercisable and freed of all restrictions. In such event, with certain exceptions, participants will receive cash payments equal to the value of their outstanding awards based on the "change of control price" as defined in the 1990 Plan. For purposes of the 1990 Plan, a Change of Control is deemed to have occurred: (a) upon the acquisition by any person of 20 percent or more of the Company's outstanding voting stock; (b) if individuals constituting the Board of Directors, or those nominated by at least two-thirds of such individuals or successors nominated by them, cease to constitute a majority of the Board of Directors; (c) upon stockholder approval of a merger, consolidation or similar transaction or consummation of any such transaction if stockholder approval is not required; (d) upon stockholder approval of a plan of liquidation of the Company or the sale or disposition of substantially all of the Company's assets; or (e) if the Board of Directors or a committee thereof adopts a resolution to the effect that a Change of Control has occurred.

     Federal Income Tax Consequences. The Company believes that under present Federal tax laws the following are the Federal income tax consequences generally arising with respect to awards granted under the 1990 Plan. The grant of an option or SAR will create no tax consequences for the participant or the Company. The participant will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction. Upon exercising an option other than an ISO, a participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock acquired on the date of exercise. Upon exercising an SAR, a participant will recognize ordinary income equal to the cash or the fair market value of the stock received on the date of exercise. In the case of the exercise of a non-qualified stock option or SAR, the Company generally will be entitled to a deduction for the amount recognized as ordinary income by the participant. The treatment to a participant of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company will be entitled to a deduction (and the employee will recognize ordinary income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied.

     With respect to awards granted under the 1990 Plan involving stock that is restricted as to transferability and subject to a substantial risk of forfeiture, a participant will recognize ordinary income equal to the fair market value of the shares received at the earlier of the time at which the shares become transferable or not subject to a substantial risk of forfeiture unless the participant elects to be taxed at the time of the award notwithstanding the restrictions (to minimize the tax payable in respect of the appreciation in the value of the stock from the time it is awarded until the restrictions lapse). The Company generally will be entitled to a deduction for the same amount.

     The foregoing provides only a very general description of the application of Federal income tax laws to awards under the 1990 Plan. The summary does not address the effects of foreign, state and local tax laws.

     Awards Granted. As of February 29, 2000, incentive and non-qualified stock options for a total of 4,546,142 shares at an average exercise price of $11.59 per share are outstanding under the 1990 Plan. All of these options were granted at the fair market value of the Common Stock on the date of grant, and expire up to 10 years after the date of grant. As of such date, no other awards have been granted under the 1990 Plan. As of such date, there were 445,000 shares available for future grants of awards under the 1990 Plan. Since inception of the 1990 Plan, (a) options for a total of 1,008,858 shares have been exercised at an average exercise price of $5.77 and (b) options for the following number of shares have been granted under the 1990 Plan to the named executive officers of the Company and specified groups: S. Craig George (President and Chief Executive Officer), 885,000 shares; William C. Barnes (Executive Vice President and Chief Financial Officer), 705,000 shares; William L. Abernathy (Executive Vice President and Chief Operating Officer), 610,000 shares; Robert W. Cox (Vice President-General Counsel), 232,000 shares; William E. Dozier (Senior Vice President-Operations), 395,000 shares; all current executive officers as a group, 3,912,000 shares; all current directors who are not executive officers as a group, 10,000 shares; and all employees, excluding executive officers, as a group, 1,633,000 shares. Mr. Stephenson (Chairman of the Board of Directors) is currently not eligible to receive awards under the 1990 Plan. Future awards under the 1990 Plan are not yet determinable. The closing price for the Common Stock on the New York Stock Exchange on March 23, 2000, was $17.8125.

Vote Required

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Amendment. The Board of Directors recommends a vote "FOR" approval of the Amendment.

                                 PROPOSAL FOUR

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending December 31, 2000. Arthur Andersen LLP has been the independent auditor of the Company since the Company's inception in 1983. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Arthur Andersen LLP as the Company's independent auditor. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider the appointment.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" the ratification of Arthur Andersen LLP as independent auditor for 2000.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of February 29, 2000, regarding the ownership of the Company's Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock,
(b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                Shares
                                             Beneficially            Percentage
Name of Owner or Identity of Group              Owned                of Class(1)
-----------------------------------------  ----------------         -------------
Charles C. Stephenson, Jr.(2)..............      10,752,800   (3)        17.2%
Forstmann-Leff Associates, LLC(4)..........       4,367,420   (4)         7.0
Jo Bob Hille(5)............................       4,200,000   (5)         6.7
William C. Barnes..........................       1,085,522   (6)         1.7
William L. Abernathy.......................         568,326   (7)         *
S. Craig George............................         494,416   (8)         *
Robert W. Cox..............................         277,719   (9)         *
William E. Dozier..........................         251,648  (10)         *
Bryan H. Lawrence..........................          59,900  (11)         *
John T. McNabb, II.........................          31,744  (12)         *
All executive officers and directors as
     a group (13 persons)..................      14,195,610  (13)        22.1

_______________
  *  Represents less than 1% of the Common Stock outstanding.

(1) Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within sixty days of February 29, 2000, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)  The stockholder's address is 110 West Seventh Street, Tulsa, Oklahoma
     74119.

(3) Includes (a) 9,737,400 shares held by Stephenson Equity Co., a general partnership controlled by Mr. Stephenson ("SECO"), and (b) 223,600 shares held by the Stephenson Family Charitable Foundation, of which Mr. Stephenson and his wife are co-trustees. Mr. Stephenson and his wife do not have a pecuniary interest in the shares held by the Foundation. Does not include 200 shares owned by Mr. Stephenson's wife. Mrs. Stephenson has full rights of ownership over such shares, including sole voting and investment power. Mr. Stephenson disclaims beneficial ownership of such shares.

     Mr. Stephenson has advised the Company that in 1999 SECO deposited 8,000,000 of the 9,737,400 shares held by SECO (or approximately 12.8% of the Company's issued and outstanding shares of Common Stock at February 29,
     2000) into an investment program offered by Credit Bancorp. SECO retained full beneficial ownership of the shares under the terms of the agreement between SECO and Credit Bancorp and the agreement placed explicit and unequivocal limitations on the transferability or use of the shares. Subsequent to the date of deposit, the Securities and Exchange Commission (the "SEC") began an investigation of Credit Bancorp and obtained an order temporarily restraining Credit Bancorp from making fraudulent offers, sales and purchases of securities in connection with the investment program. The SEC also received a court order freezing the assets of Credit Bancorp, and since then, a receiver has been appointed for Credit Bancorp. Mr. Stephenson has informed the Company that the 8,000,000 shares are subject to the freeze order and that, although none of the 8,000,000 shares have been sold, a substantial portion of these shares have been margined by Credit Bancorp without his consent and in violation of the agreement that SECO entered into with Credit Bancorp. SECO has requested, and has filed a lawsuit against Credit Bancorp requesting, Credit Bancorp to return the shares to SECO, as the rightful owner of the shares. Mr. Stephenson has indicated that certain insurance coverage exists that should be available to cover losses, if any, resulting from the unauthorized activities of Credit Bancorp with respect to the shares and that SECO has filed a notice of claim in the event of any such loss. Mr. Stephenson has further advised the Company that SECO will be able to vote the 8,000,000 shares at the Annual Meeting. The Company cannot predict the effect, if any, that this matter may ultimately have on Mr. Stephenson's ownership of shares of the Company.

(4) Information is as of December 31, 1999, and is based on the Schedule 13G dated February 8, 2000, which was filed by Forstmann-Leff Associates, LLC ("Forstmann"), FLA Asset Management, LLC ("FLA Asset"), FLA Advisers L.L.C. ("FLA Advisers") and Stamford Advisers LLC ("Stamford"), all of whom are registered investment advisers. Their address is 590 Madison Avenue, New York, New York 10022. FLA Asset is a subsidiary of Forstmann. The managing members of FLA Advisers constitute a majority of the Executive Committee of the Board of Managers of Forstmann. FLA Advisers is the parent company of Stamford. Forstmann beneficially owns the 4,367,420 shares, which includes shares beneficially owned by FLA Asset, Stamford and FLA Advisers. Of these shares, Forstmann has sole voting power over 1,938,525 shares, shared voting power over 1,560,025 shares, sole dispositive power over 2,160,895 shares and shared dispositive power over 2,206,525 shares. FLA Asset has shared voting power over 223,400 shares and shared dispositive power over 869,900 shares. FLA Advisers has shared voting and dispositive power over 1,336,625 shares, which includes shares beneficially owned by Stamford. Stamford has shared voting and dispositive power over 110,100 shares.

(5) Represents shares held by the Jo Bob Hille Trust, a revocable living trust, of which Jo Bob Hille and Mary Ann Hille, his spouse, are co-trustees. The stockholder's address is P.O. Box 537, Ketchum, Oklahoma 74349.

(6) Includes 393,550 shares subject to stock options which are currently exercisable at an average exercise price of $9.53 per share, and 3,972 shares held by the Vintage Petroleum, Inc. 401(k) Plan (the "401(k) Plan") and allocated to the account of Mr. Barnes.

(7) Includes 278,104 shares subject to stock options which are currently exercisable at an average exercise price of $10.03 per share, and 9,236 shares held by the 401(k) Plan and allocated to the account of Mr. Abernathy.

(8) Includes 416,570 shares subject to stock options which are currently exercisable at an average exercise price of $9.81 per share, and 9,846 shares held by the 401(k) Plan and allocated to the account of Mr. George.

(9) Includes 110,558 shares subject to stock options which are currently exercisable at an average exercise price of $10.42 per share, and 9,761 shares held by the 401(k) Plan and allocated to the account of Mr. Cox.

(10) Includes 184,350 shares subject to stock options which are currently exercisable at an average exercise price of $10.77 per share, and 18,098 shares held by the 401(k) Plan and allocated to the account of Mr. Dozier.

(11) Includes 19,000 shares subject to stock options which are currently exercisable at an average exercise price of $11.70 per share.

(12) Includes 19,000 shares subject to stock options which are currently exercisable at an average exercise price of $11.70 per share.

(13) Includes 1,849,992 shares subject to stock options which are currently exercisable at an average exercise price of $10.41 per share, and 76,770 shares held by the 401(k) Plan and allocated to the accounts of such individuals.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information with respect to the compensation of the Company's Chairman of the Board of Directors, the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers other than the Chief Executive Officer, based on salary and bonus earned during fiscal 1999, for services in all capacities to the Company and its subsidiaries during each of the Company's last three fiscal years.

                                                                                        Long-Term Compensation
                                                                              ------------------------------------------
                                           Annual Compensation                            Awards              Payouts
                              ---------------------------------------------   ------------------------------------------
                                                                                               Securities
                                                                               Restricted      Underlying      Long-Term
                                                               Other Annual       Stock         Options/       Incentive
         Name and                     Salary       Bonus       Compensation     Award(s)          SARs          Payouts
    Principal Position        Year      ($)        ($)(1)         ($)(2)           ($)           (#)(3)           ($)
--------------------------    -----  -------     -------      -------------   -----------    -----------       ---------
Charles C. Stephenson, Jr.,    1999   50,000(5)      -0-             -0-             -0-             -0-            -0-
  Chairman of the Board of     1998   50,000(5)      -0-             -0-             -0-             -0-            -0-
  Directors                    1997   40,000(5)      -0-             -0-             -0-             -0-            -0-

S. Craig George,               1999  256,250     153,750             -0-             -0-         115,000            -0-
  President and Chief          1998  225,000         -0-             -0-             -0-         100,000            -0-
  Executive Officer            1997  190,000         -0-             -0-             -0-          70,000            -0-

William C. Barnes,             1999  220,833     132,500             -0-             -0-          95,000            -0-
  Executive Vice President     1998  200,000         -0-             -0-             -0-          80,000            -0-
  and Chief Financial Office   1997  180,000         -0-             -0-             -0-          70,000            -0-

William L. Abernathy,          1999  178,417     107,050             -0-             -0-          80,000            -0-
  Executive Vice President     1998  163,000         -0-             -0-             -0-          70,000            -0-
  and Chief Operating Office   1997  144,000         -0-             -0-             -0-          50,000            -0-

Robert W. Cox,                 1999  171,542      68,617             -0-             -0-          22,000            -0-
  Vice President-              1998  165,500         -0-             -0-             -0-          20,000            -0-
  General Counsel              1997  163,000         -0-             -0-             -0-          30,000            -0-

William E. Dozier,             1999  167,500      67,000             -0-             -0-          65,000            -0-
 Senior Vice President-        1998  155,000         -0-             -0-             -0-          60,000            -0-
 Operations                    1997  140,000         -0-             -0-             -0-          50,000            -0-

                                        All Other
          Name and                     Compensation
     Principal Position                     ($)(4)
------------------------               -------------
Charles C. Stephenson, Jr.,                  -0-
  Chairman of the Board of                   -0-
  Directors
                                             -0-
S. Craig George,                           9,600
  President and Chief                      9,600
  Executive Officer                        9,500

William C. Barnes,                         9,600
  Executive Vice President                 9,600
  and Chief Financial Office               9,500

William L. Abernathy,                      9,600
  Executive Vice President                 9,600
  and Chief Operating Office               8,180

Robert W. Cox,                             9,600
  Vice President-                          9,600
  General Counsel                          9,500

William E. Dozier,                         9,019
 Senior Vice President-                    9,290
 Operations                                8,400


(1) Represents bonuses awarded under the Company's Discretionary Performance Bonus Program. For additional information regarding this Program, see "Report on Executive Compensation - Discretionary Performance Bonus Program."

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(3) Consists solely of options to acquire shares of Common Stock at exercise prices equal to fair market value on the date of grant.

(4)  Represents Company contributions to the 401(k) Plan.

(5) Mr. Stephenson is entitled to receive an annual base salary of $100,000 pursuant to his employment agreement with the Company. He has waived this right to receive any unpaid portion of base salary for 1999, 1998 and 1997, as the case may be.

Option/SAR Grants In Last Fiscal Year

     The following table sets forth certain information with respect to options granted to the named executive officers of the Company during fiscal 1999. The Company has never granted any stock appreciation rights.

                                  Individual Grants
-------------------------------------------------------------------------------------
                                 Number of    % of Total
                                 Securities    Options/                                      Potential Realizable Value
                                 Underlying      SARs                                         at Assumed Annual Rates
                                  Options/    Granted to                                    of Stock Price Appreciation
                                    SARs       Employees   Exercise or                           for Option Term(3)
                                  Granted      in Fiscal   Base Price      Expiration       -----------------------------
            Name                   (#)(1)        Year       ($/Sh)(2)         Date           5%($)            10%($)
----------------------------     ----------   ----------  -----------      ----------       -------       ---------------
Charles C. Stephenson, Jr.               -0-          -0-          -0-             -0-           -0-                   -0-
S. Craig George                     115,000(4)      10.9         7.25         3/15/09       524,341             1,328,783
William C. Barnes                    95,000(4)       9.0         7.25         3/15/09       433,151             1,097,690
William L. Abernathy                 80,000(4)       7.6         7.25         3/15/09       364,759               924,371
Robert W. Cox                        22,000(4)       2.1         7.25         3/15/09       100,309               254,202
William E. Dozier                    65,000(4)       6.1         7.25         3/15/09       296,367               751,051

_____________________________

(1) Consists solely of options to acquire shares of Common Stock. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1990 Stock Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of the options and to reprice the options. The Company, however, has never repriced options previously granted. In the event of a Change in Control, as defined in the Company's 1990 Stock Plan, the options become fully exercisable immediately.

(2) The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant.

(3) Potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term (10 years from the date of grant), assuming that the Common Stock appreciates in value from the date of grant to the end of the option term at rates of 5% and 10%, respectively, compounded annually.

(4) These options become exercisable in full on March 16, 2002. The option exercise price may be paid in cash, by delivery of already-owned shares, or a combination thereof, or, at the discretion of the Compensation Committee, by a promissory note. Tax withholding obligations, if any, related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

     The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 1999, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

                               Shares                                                           Value of Unexercised
                              Acquired                     Number of Securities                   In-the-Money
                                 on         Value         Underlying Unexercised             Options/SARs at FY-End
                              Exercise    Realized      Options/SARs at FY-End(#)                   ($)(1)(2)
                                                        --------------------------         --------------------------
            Name                 (#)       ($)(1)       Exercisable  Unexercisable         Exercisable  Unexercisable
----------------------------  ---------    -------      -----------  -------------         -----------  -------------
Charles C. Stephenson, Jr.           -0-        -0-              -0-           -0-                  -0-            -0-
S. Craig George                      -0-        -0-         353,020        285,000           1,158,273        553,438
William C. Barnes                    -0-        -0-         330,000        245,000           1,213,750        457,188
William L. Abernathy                 -0-        -0-         234,554        200,000             714,912        385,000
Robert W. Cox                    60,000    296,250           87,008         72,000             262,899        105,875
William E. Dozier                    -0-        -0-         140,800        175,000             387,275        312,813

(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2) The closing price for the Common Stock on the New York Stock Exchange on December 31, 1999, the last trading day of the fiscal year, was $12.06.


Employment Agreements and Change
 in Control Arrangements

     The Company has an employment agreement with one of the named executive officers of the Company.

     On January 7, 1987, the Company entered into an employment agreement with Mr. Stephenson, now Chairman of the Board of the Company. The agreement provides for (a) an annual base salary of $100,000, subject to review and adjustment (upwards only) by the Board of Directors, and (b) such other compensation and benefits as determined by the Board of Directors. The initial term of the agreement extended through December 31, 1991, and is automatically extended for additional periods of one year until terminated by either the employee or the Company. The agreement further provides that in the event of termination of the employee's employment prior to expiration of the term of such agreement (a) by the Company for any reason other than death, disability, cause or the employee's material breach of such agreement, or (b) by the employee as a result of a material breach of such agreement by the Company, the employee will be entitled to receive his base salary and other compensation and benefits to which he is entitled for the balance of such term.

     All outstanding awards under the Vintage Petroleum, Inc. 1990 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a Change in Control of the Company, as defined in such Plan. In such event, with certain exceptions, participants will receive cash payments equal to the value of their outstanding awards based on the "change of control price" as defined in such Plan.

Report on Executive Compensation

     The Compensation Committee of the Board of Directors administers the Company's executive compensation program, except that the Board of Directors is generally responsible for administering the Company's 1990 Stock Plan with respect to the executive officers of the Company. During 1999, the Committee was comprised of the two outside directors of the Company (Messrs. Lawrence and McNabb), the Chairman of the Board of Directors of the Company (Mr. Stephenson) and the Vice Chairman of the Board of Directors of the Company (Mr. Hille), who retired from the Company in October 1999. All decisions of the Committee relating to the compensation of the executive officers of the Company are reviewed by the full Board of Directors.

     Overall Executive Compensation Policy. The overall policy of the Company's executive compensation program is to attract, retain and reward executives who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry. The executive compensation program basically consists of three elements: salary, stock options, and, beginning in 1999, a discretionary bonus program tied to annual financial and operating performance targets.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that no publicly-held company shall be permitted to deduct from its income taxes compensation exceeding $1 million paid to its chief executive officer or any of its four other highest paid executive officers unless (a) the compensation is payable solely on account of the attainment of performance goals, (b) the performance goals are determined by a compensation committee of two or more outside directors, (c) the material terms under which the compensation is paid are disclosed to and approved by the stockholders, and (d) the compensation committee certifies that the performance goals were met. Neither the Committee nor the Company expects this Section to have an impact, or result in the loss of a material deduction, with respect to compensation paid to such executive officers, including stock options granted to such executive officers.

     Salary. The Committee reviews each executive officer's salary annually. The employment agreement of one of the executive officers of the Company sets a minimum salary level for such officer. The Committee believes there is necessarily some subjectivity in setting the salaries of the Company's executive officers and does not follow specific objective performance criteria when setting such salaries. When the Committee first considered salary levels for executive officers for 1999, the oil and gas industry was in a depressed state due to historically low oil prices. Accordingly, 1999 salaries for executive officers were initially kept at 1998 salary levels. After the recovery of oil prices and the resulting significant improvement in the financial performance of the Company, in August 1999, the Committee again considered appropriate salary levels for the executive officers for the remainder of 1999. In determining appropriate salary levels for the remainder of 1999, the Committee primarily considered the individual's past performance, the past performance of the Company and the individual's contribution to that performance. The Committee also considered the executive's level and scope of responsibility, experience, internal equity of the Company's executive compensation program, and the compensation practices of other companies in the oil and gas industry for executives of similar responsibility. Salary increases were then given, effective August 1, 1999.

     Discretionary Performance Bonus Program. The Board of Directors has adopted the Vintage Petroleum, Inc. Discretionary Performance Bonus Program. The purpose of this Program is to enhance stockholder value by providing eligible employees of the Company, including executive officers, with an added incentive to achieve specific annual Company targets and goals. This Program also allows the Company to remain competitive with its peers in attracting and retaining qualified personnel. The targets and goals are approved by the Board of Directors and are intended to be aligned with the Company's mission so that bonus payments are made only if stockholder interests are advanced. In 1999, the Company's executive officers and all other U.S. employees were eligible for cash incentive awards under this Program. Each executive officer of the Company was eligible to earn an individual award expressed as a percentage of base salary paid during the Program year. Executive officer incentive award opportunities varied by level of responsibility. There was no minimum incentive award. The maximum percentage of base salary payable as an incentive award was 40% or 60%, depending on the executive officer's position. Total bonus awards to all eligible employees for a given Program year may not exceed 5% of net income of the Company. Awards may be granted if specified financial and operating performance targets are achieved and the Board of Directors determines to grant such bonuses. During 1999, financial and operating performance targets were based on the Company's production, reserves, finding costs, lease operating costs and general and administrative costs. All of the 1999 targets were met. Accordingly, the Board of Directors granted to the executive officers of the Company (and other eligible employees) the maximum bonus awards permitted under the Program. Once granted, the bonuses to executive officers are generally payable over a two-year period and are subject to forfeiture under certain circumstances. Such bonus payments may also be postponed under certain circumstances.

     Stock Options. The Board of Directors relies heavily upon stock options to compensate the executive officers of the Company. The Board of Directors believes that stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Options granted by the Board of Directors are subject to a vesting schedule and in most instances are not exercisable until after three years from the date of grant. In addition, the exercise price of options granted by the Board of Directors equals the fair market value of the Common Stock on the date of grant. The Board of Directors believes that granting options in this manner aligns the interests of the Company's executives with those of the Company's stockholders since the value of an option bears a direct relationship to the Company's stock price.

     Options granted to executive officers during 1999 were based on the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability and to reward outstanding past individual performance and contributions to the Company.

     Chairman and CEO Compensation. Mr. Stephenson, who served as Chairman of the Board of Directors of the Company during 1999, is entitled to receive an annual base salary of $100,000 pursuant to his Employment Agreement with the Company dated January 7, 1987, as described above. Mr. Stephenson, however, elected to receive only $50,000 of his base salary for 1999, and waived his right to receive the unpaid portion of his base salary for 1999. Mr. Stephenson received no other compensation for 1999. Despite electing to receive minimal compensation for his efforts, Mr. Stephenson, as the Company's largest single stockholder, has strong incentive to create value for stockholders.

     During 1999, Mr. George served as President and Chief Executive Officer of the Company. His base salary for 1999 and options granted to him during 1999 were determined in the same manner utilized by the Committee and the Board of Directors when determining salaries and option grants for the Company's other executive officers as described above. His bonus for 1999 was granted under the Discretionary Performance Bonus Program described above. Under this Program, the maximum amount that Mr. George may earn is 60% of his base salary, which is the amount he was awarded for 1999.

Board of Directors                  Compensation Committee
------------------                  ----------------------

Charles C. Stephenson, Jr.          Charles C. Stephenson, Jr.
S. Craig George                     Bryan H. Lawrence
William C. Barnes                   John T. McNabb, II
William L. Abernathy
Bryan H. Lawrence
John T. McNabb, II

     The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     During 1999, the following executive officers of the Company were members of the Compensation Committee and participated in deliberations concerning executive officer compensation: Charles C. Stephenson, Jr. and Jo Bob Hille until his retirement from the Company in October 1999. The other two members of the Compensation Committee during 1999 were the two outside directors of the Company, Bryan H. Lawrence and John T. McNabb, II.

     Mr. Stephenson is a director of Growth Capital Partners, Inc. and GCP Securities, Inc. Mr. McNabb is an executive officer of these entities.

Performance Graph

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing January 1, 1995, and ending on December 31, 1999, with the cumulative total return on the S&P 500 Index and an index of peer companies (weighted by market capitalization) selected by the Company. Companies in the peer group are as follows: Apache Corporation, Barrett Resources Corporation, Cabot Oil & Gas Corporation, Cross Timbers Oil Company, Devon Energy Corporation, Forest Oil Corporation, Noble Affiliates, Inc., Nuevo Energy Company, Ocean Energy, Inc., Pioneer Natural Resources Company, Pogo Producing Company and Santa Fe Snyder Corporation. Snyder Oil Corporation and Seagull Energy Corporation no longer appear in the peer group because they were acquired by Santa Fe Energy Resources, Inc. (now Santa Fe Snyder Corporation) and Ocean Energy, Inc., respectively, who continue to appear in the peer group. Oryx Energy Company also no longer appears in the peer group because it was acquired by Kerr-McGee Corporation. The comparison assumes $100 was invested on December 31, 1994, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

               1994      1995      1996      1997      1998      1999
   VINTAGE     $100      $134      $206      $228      $104      $146
   S&P 500     $100      $138      $169      $226      $290      $351
PEER GROUP     $100      $123      $175      $161      $ 90      $111

     The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

     Since January 1, 1999, certain executive officers of the Company have been indebted to the Company in amounts in excess of $60,000 under various notes. The following table sets forth, as to the persons shown, the largest amounts of their indebtedness outstanding during such period and the interest rates, maturity dates and the outstanding balances of such indebtedness as of February 29, 2000:

                               Largest                  Range of                 Outstanding
                              Amount of                 Maturity                  Balance at
Name                      Indebtedness(1)(2)         Dates of Notes        February 29, 2000 (1)(2)
----                      ------------------       -------------------     ------------------------
S. Craig George..........          $  467,054             8/11/01                        $  467,054
William C. Barnes........           1,072,480       12/30/00 to 9/14/01                   1,072,480

Robert W. Cox............             425,934               N/A                                  -0-
William L. Abernathy.....           1,363,202       7/10/00 to 10/19/01                   1,363,202

William E. Dozier........             466,964             7/27/00                           466,964
Michael F. Meimerstorf...             444,920       5/12/01 to 2/22/02                      444,920

Robert E. Phaneuf........             330,926             8/11/00                           330,926
Barry D. Quackenbush.....             268,195             10/9/00                           268,195
Martin L. Thalken........             429,635             2/3/01                            429,635

____________

(1) This indebtedness was incurred to fund the purchase of shares of Common Stock upon exercise of options under the Company's Stock Option Plans and is secured by shares of Common Stock.

(2)  This indebtedness bears interest at Mellon Bank, N.A. prime rate.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 1999.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 1999, all Section 16(a) filing requirements applicable to its officers, directors and more than 10 percent stockholders were complied with.

                                 OTHER MATTERS

Matters Which May Come Before the Annual Meeting

     The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder's vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The Company's By-laws require that for business to be properly brought before a meeting of stockholders by a stockholder, notice must be received by the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain a brief description of the business proposed to be brought before the meeting.

Proposals of Stockholders

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 110 West Seventh Street, Tulsa, Oklahoma 74119, on or before November 30, 2000, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

     In accordance with the Company's By-laws, any stockholder who intends to present a proposal at the Company's 2001 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company's proxy statement and accompanying proxy pursuant to Rule 14a-8, must provide the Company with notice of such proposal no later than March 24, 2001, in order for such proposal to be properly brought before the meeting.

                                    By Order of the Board of Directors,

                                    William C. Barnes
                                    Secretary

March 30, 2000
Tulsa, Oklahoma

                                                                       EXHIBIT A

                               AMENDMENT NUMBER 6
                                       TO
                            VINTAGE PETROLEUM, INC.
                                1990 STOCK PLAN


     1.   Introduction.  On June 1, 1990, the Board of Directors of Vintage
          ------------
Petroleum, Inc. (the "Company") adopted, and the stockholders of the Company approved, the Vintage Petroleum, Inc. 1990 Stock Plan (as amended, the "Plan"). The Plan permits the granting of awards to (a) key employees (including officers and directors who are employees) of the Company or its subsidiaries and (b) non-employee directors of the Company.

     The Board of Directors of the Company adopted on February 24, 1994, and the stockholders of the Company approved on May 10, 1994, Amendment Number 2 to the Plan which increased the total number of shares of common stock of the Company available for issuance pursuant to awards granted under the Plan from 1,000,000 shares to 1,500,000 shares.

     The Board of Directors of the Company adopted on March 15, 1996, and the stockholders of the Company approved on May 14, 1996, Amendment Number 3 to the Plan which increased the total number of shares of common stock of the Company available for issuance pursuant to awards granted under the Plan from 1,500,000 shares to 2,250,000 shares.

     On October 7, 1997, in accordance with the terms of the Plan, the total number of shares of common stock of the Company available for issuance pursuant to awards granted under the Plan was adjusted from 2,250,000 shares to 4,500,000 shares to give effect to the Company's two-for-one common stock split effected on October 7, 1997.

     The Board of Directors of the Company adopted on March 11, 1998, and the stockholders of the Company approved on May 12, 1998, Amendment Number 4 to the Plan which (a) increased the total number of shares of common stock of the Company available for issuance pursuant to awards granted under the Plan from 4,500,000 shares to 6,000,000 shares, and (b) extended the date until which incentive stock options may be granted under the Plan to May 11, 2008.

     The Board of Directors of the Company adopted on March 16, 1999, and the stockholders of the Company approved on May 11, 1999, Amendment Number 5 to the Plan which amended the Plan to allow non-employee directors of the Company to be eligible to receive awards under the Plan.

     2.   Purpose.  The purpose of this Amendment is to change the maximum or
          -------
total number of shares of common stock of the Company available for issuance from time to time pursuant to awards granted under the Plan and the method of determining same, which will have the effect of increasing such number of shares available for issuance from time to time pursuant to awards granted under the Plan. This Amendment will enable the Company to continue to grant awards under the Plan to attract and retain key employees of the Company and its subsidiaries and non-employee directors of the Company.

     3.   Amendments.  The Plan shall be amended as follows:
          ----------

          (a) The following definitions of "Common Stock" and "Common Stock Equivalent" shall be inserted in their respective alphabetically appropriate place in Section 2 (Definitions) of the Plan:

          "Common Stock" means the common stock, par value $.005 per share, of the Corporation.

          "`Common Stock Equivalent' means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, exchangeable securities or indebtedness, or other rights or securities, that are (a) exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time the number of shares of Common Stock Equivalents are determined or within sixty days of that date and (b) traded or are of the same class as securities that are traded on a national securities exchange or quoted on the Nasdaq National Market System, Nasdaq, OTC Bulletin Board, The PORTAL Market, or National Quotation Bureau, LLC. The number of shares of Common Stock Equivalents outstanding shall equal the number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon exercise, conversion or exchange of all other Common Stock Equivalents."


     (b) The definition of "Shares" appearing in Section 2 (Definitions) of the Plan shall be amended and restated in its entirety to read as follows:

          "'Shares' or 'Stock' means Common Stock and such other securities of the Corporation as may be substituted for Shares or Stock pursuant to
     Section 12 hereof."

     (c) Section 4 (Common Stock) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:

          "4.  Shares of Stock Subject to the Plan.

          a.   Maximum Number of Shares:  Subject to the provisions of
               ------------------------
     Section 4f and Section 12 hereof, the aggregate number of shares of Stock that the Corporation may have subject to outstanding Awards at one time under the Plan shall be an amount equal to (i) ten percent of the total number of shares of Common Stock Equivalents outstanding from time to time minus (ii) the total number of shares of Stock subject to outstanding awards on the date of calculation under any other stock-based plan for employees or directors of the Corporation and its Subsidiaries. The Vintage Petroleum, Inc. 401(k) Plan shall not be considered to be a "stock-based plan" for purposes of the preceding sentence.

          b.   Determination of Available Shares:  In computing the total number
               ---------------------------------
     of shares of Stock subject to outstanding Awards at one time under the Plan, the Committee shall count the number of shares of Stock subject to issuance upon exercise of outstanding Options, the number of shares of Stock equal to the number of outstanding Stock Appreciation Rights and the number of shares of Stock subject to outstanding Restricted Stock Awards to the extent such shares are subject to a risk of forfeiture under the restrictions governing such Awards determined in each case as of the date of grant of each Award (other than Awards designated to be paid only in cash), but shall not (except to the extent subject to the risk of forfeiture under the restriction governing such Awards) count the number of shares of Stock that have been issued upon prior exercise of Options, the number of shares of Stock that were subject to previously settled Stock Appreciation Rights and the number of shares of Stock issued under Restricted Stock Awards for which the risk of forfeiture has lapsed.

               c.   Restoration of Unused and Surrendered Shares:  If Stock
                    --------------------------------------------
          subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Stock, or is exchanged for other Awards, the shares of Stock that were subject to that Award shall no longer be charged against the number of available shares and shall again be available for issue, transfer, or exercise pursuant to Awards under the Plan to the extent of such forfeiture, termination, expiration, settlement or exchange.

               d.   Description of Shares:  The shares to be delivered under
                    ---------------------
          the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Corporation, or (iii) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

               e.   Registration and Listing of Shares:  From time to time,
                    --------------------------------
          the Board and appropriate officers of the Corporation shall be and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Stock available for issuance pursuant to Awards.

               f.   Reduction in Outstanding Shares of Stock:  Nothing in this
                    ----------------------------------------
          Section 4 shall impair the right of the Corporation to reduce the number of outstanding shares of Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Stock shall (i) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested, or (ii) impair the status of any shares of Stock previously issued pursuant to an Award or thereafter issued pursuant to a then-outstanding Award as duly authorized, validly issued, fully paid, and nonassessable shares.

               g.   Maximum Number of Shares for Incentive Stock Options:
                    ----------------------------------------------------
          Notwithstanding anything to the contrary in this Section 4 and subject to Section 12 hereof, the maximum number of shares of Stock that may be delivered through Options intended to be Incentive Stock Options shall be 6,241,186 shares."

          (d) Section 20a (Termination of the Plan) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:

               "a.  Termination of the Plan:  Unless earlier terminated by the
               -----------------------
          Board, the Plan shall terminate on May 8, 2010. The rights of any Participant with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award (as then in effect or thereafter amended) and the Plan."

     4.   No Change.  Except as specifically set forth herein, this Amendment
          ---------
does not change the terms of the Plan.

     5.   Effective Date.  This Amendment shall take effect and be adopted on
          --------------
the date that the stockholders of the Company approve this Amendment.

     Executed this 17th day of March, 2000.

ATTEST:                                           VINTAGE PETROLEUM, INC.


/s/ William C. Barnes                             By: /s/ S. Craig George
--------------------------------                     --------------------------
William C. Barnes                                    S. Craig George
Secretary                                            President and Chief
                                                     Executive Officer

     Approved by the Board of Directors on March 17, 2000.

     [LOGO]                VINTAGE PETROLEUM, INC.


          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 9, 2000

     The undersigned hereby appoints Charles C. Stephenson, Jr., S. Craig George and William C. Barnes, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vintage Petroleum, Inc. to be held on the 9th day of May, 2000, at 10:00 a.m., local time, in the Tulsa Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting.


            PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
        AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           (continued on other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED                Please mark
IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.              your votes as
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED              indicated in  [X]
"FOR" PROPOSALS 1, 2, 3 AND 4.                                 this example

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.   Election of Directors.

     Nominees:   John T. McNabb, II and William C. Barnes as Class I
                 Directors.

                 FOR all nominees listed to the right   [_]  WITHHOLD AUTHORITY
            [_]  (except as marked to the contrary            to vote for all
                 in the space provided).                     nominees listed to
                                                             the right.

            INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

            _________________________________________________________________

2. Approval of amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 80,000,000 to 160,000,000.

         [_]  FOR          [_]   AGAINST      [_]  ABSTAIN


3.   Approval of Amendment Number 6 to Vintage Petroleum, Inc. 1990 Stock Plan.

         [_]  FOR          [_]   AGAINST      [_]  ABSTAIN


4. Ratification of Arthur Andersen LLP as independent auditor of the Company for 2000.

         [_]  FOR          [_]   AGAINST      [_]  ABSTAIN


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.


                              ________________________________________________
                                                  Signature

                              ________________________________________________
                                             Signature if held jointly

                              Dated:____________________________________, 2000

                              Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.